                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                 Minnesota                            41-0743912
          (State or other jurisdiction            (I.R.S. Employer
       of incorporation or organization)         Identification No.)

                             12501 Whitewater Drive
                           Minnetonka, Minnesota 55343
          (Address, including zip code, of principal executive offices)

                                   ADC/SAVILLE
                                SHARE OPTION PLAN
                            (Full title of the plan)

                                Jeffrey D. Pflaum
             Vice President, General Counsel and Corporate Secretary
                          ADC Telecommunications, Inc.
                             12501 Whitewater Drive
                           Minnetonka, Minnesota 55343
                     (Name and address of agent for service)

                                 (612) 938-8080
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                             Proposed
                                                                              maximum
                                                       Proposed              aggregate
 Title of securities        Amount to be           maximum offering          offering            Amount of
  to be registered         registered (1)         price per share(2)         price(2)          registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,       )     2,427,495 Shares       $42.16                    $102,343,189.20     $28,451.41
$.20 par value      )
Common Stock        )
Purchase Rights     )

-------------------------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC/ Saville Share Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 5, 1999.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by ADC
Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1999, April 30, 1999 and July 31, 1999, filed pursuant to the Exchange Act.

         (c) The Company's Current Reports on Form 8-K, filed on November 20, 1998, January 19, 1999, June 23, 1999 and August 18, 1999.

         (d) The description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement on Form 8-A filed by the Company under the Exchange Act and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that


                                      II-2

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the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. Article IX of the Restated Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

         The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

            4.1 Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 dated April 15,
                    1997).

            4.2 Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 dated April 15, 1997).

            4.3 Form of certificate for shares of Common Stock of the Company (incorporated by reference to Exhibit 4-a to the Company's Form 10-Q for the quarter ended January 31, 1996).

            4.4 Second Amended and Restated Rights Agreement, dated as of November 28, 1995, between the Company and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Rights Certificate (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated November 7, 1995).

            5.1     Opinion of Dorsey & Whitney LLP.

           23.1     Consent of Arthur Andersen LLP.

           23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

           24.1     Power of Attorney (included on signature page).

Item 9.  UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II-4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, as of the 8th day of October, 1999.

                                     ADC TELECOMMUNICATIONS, INC.

                                     By    /s/ William J. Cadogan
                                        ----------------------------------------
                                           William J. Cadogan
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Cadogan, Robert E. Switz and Jeffrey
D. Pflaum or any of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 8th day of October, 1999.



                  Signature                                 Title
                  ---------                                 -----
           /s/ William J. Cadogan            Chairman of the Board, President and
          --------------------------         Chief Executive Officer
             William J. Cadogan              (Principal Executive Officer)

             /s/ Robert E. Switz             Senior Vice President and Chief Financial Officer
          --------------------------         (Principal Financial Officer)
               Robert E. Switz

           /s/ Charles T. Roehrick           Vice President and Controller
          --------------------------         (Principal Accounting Officer)
             Charles T. Roehrick

             /s/ James C. Castle             Director
          --------------------------
           James C. Castle, Ph.D.



                                             Director
          --------------------------
             Thomas E. Holloran

           /s/ B. Kristine Johnson           Director
          --------------------------
             B. Kristine Johnson

                                             Director
          --------------------------
                Alan E. Ross

            /s/ Jean-Pierre Rosso            Director
          --------------------------
              Jean-Pierre Rosso

             /s/ John D. Wunsch              Director
          --------------------------
               John D. Wunsch

                                             Director
          --------------------------
               Charles D. Yost

                                  EXHIBIT INDEX

Exhibit
-------

5.1        Opinion and Consent of Dorsey & Whitney LLP

23.1       Consent of Arthur Andersen LLP